TEXTRON		Exhibit 99
Corporate Communications Department

NEWS Release

Investor Contacts: Doug Wilburne - 401-457-3606 Bill Pitts - 401-457-2502	FOR IMMEDIATE RELEASE
Media Contacts: Karen Gordon Quintal - 401-457-2362 Kim Reingold - 401-457-2494
Textron Comments on Fourth Quarter 2006 Earnings Outlook Company Moves Earnings Release and Conference Call to January 24

Providence, RI - January 18, 2007 - Textron Inc. (TXT: NYSE) today announced that it has incurred additional costs related to its Bell Helicopter H-1 program during the fourth quarter of 2006. However, stronger financial performance at Cessna, Textron Systems and Textron Financial, plus a lower tax rate, more than offset the additional H-1 costs booked in the quarter. This will result in reported fourth quarter earnings per share from continuing operations in excess of the company’s previous guidance range of $1.35 - $1.45.

The company has moved the timing of its fourth quarter earnings release to 4:00 p.m., Eastern on Wednesday, January 24, 2007, with a conference call to follow at 4:30 p.m., Eastern. The call will be available via webcast at www.textron.com or by direct dial at (888) 428-4474 in the U.S. (Please note this change in the toll-free call-in number), or (612) 332-0226 outside of the U.S.  Please request the Textron Earnings Call.

The call will be recorded and available for playback beginning at 8:00 p.m., Eastern on Wednesday, January 24, 2007 by dialing (320) 365-3844; Access Code: 794267.

Textron Inc. is a $10 billion multi-industry company operating in 33 countries with approximately 37,000 employees. The company leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft, Jacobsen, Kautex, Lycoming, E-Z-GO and Greenlee, among others. More information is available at www.textron.com.

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